As filed with the Securities and Exchange Commission on February 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accenture plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0627530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2, Ireland

(353) (1) 646-2000

(Address, including zip code, of Registrant’s principal executive office)

Accenture plc 2010 Share Incentive Plan

Accenture plc 2010 Employee Share Purchase Plan

(Full titles of the Plans)

Douglas G. Scrivner, Esq.

Richard Buchband, Esq.

Accenture plc

161 N. Clark Street

Chicago, IL 60601

(312) 693-4544

(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A ordinary shares, par value US$0.0000225 per share	95,000,000	$41.26	$3,919,700,000	$279,474.61

(1)	Represents 50,000,000 Class A ordinary shares being registered with respect to the Accenture plc 2010 Share Incentive Plan and 45,000,000 Class A ordinary shares being registered with respect to the Accenture 2010 Employee Share Purchase Plan. In addition to the Class A ordinary shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of Class A ordinary shares issuable under the Accenture plc 2010 Share Incentive Plan and the Accenture plc 2010 Employee Share Purchase Plan (together, the “Plans”), as this amount may be adjusted as a result of stock splits, stock dividends and other antidilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A ordinary shares reported on the New York Stock Exchange composite transaction tape on February 1, 2010.

EXPLANATORY NOTE

This Registration Statement relates to Accenture plc (the “Company”) Class A ordinary shares to be issued under the Accenture plc 2010 Share Incentive Plan and the Accenture plc 2010 Employee Share Purchase Plan. The contents of the registration on Form S-8 with respect to the Accenture Ltd 2001 Share Incentive Plan and the Accenture Ltd 2001 Employee Share Purchase Plan (Registration No. 333-65376), filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2001, as amended by Post Effective Amendment No. 1, filed on October 17, 2001 and as further amended by Post Effective Amendment No. 2, filed on September 1, 2009, are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5. Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6. Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

3.1	Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to the Company’s 8-K12B filed on September 1, 2009)

3.2	Certificate of Incorporation of Accenture plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to the Company’s 8-K12B filed on September 1, 2009)

4.1	Accenture plc 2010 Share Incentive Plan (incorporated by reference to Annex A of the definitive Proxy Statement of the Company on Schedule 14A filed on December 21, 2009)

4.2	Accenture plc 2010 Employee Share Purchase Plan (incorporated by reference to Annex B of the definitive Proxy Statement of the Company on Schedule 14A filed on December 21, 2009)

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the Class A ordinary shares being registered

23.1	Consent of KPMG LLP

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1)

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 5, 2010.

ACCENTURE PLC

By:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William D. Green	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 5, 2010
William D. Green

/s/ Dina Dublon	Director	February 5, 2010
Dina Dublon

/s/ Charles Giancarlo	Director	February 5, 2010
Charles Giancarlo

/s/ Nobuyuki Idei	Director	February 5, 2010
Nobuyuki Idei

/s/ William L. Kimsey	Director	February 5, 2010
William L. Kimsey

/s/ Robert I. Lipp	Director	February 5, 2010
Robert I. Lipp

/s/ Marjorie Magner	Director	February 5, 2010
Marjorie Magner

/s/ Blythe J. McGarvie	Director	February 5, 2010
Blythe J. McGarvie

/s/ Sir Mark Moody-Stuart	Director	February 5, 2010
Sir Mark Moody-Stuart

/s/ Wulf von Schimmelmann	Director	February 5, 2010
Wulf von Schimmelmann

/s/ Pamela J. Craig	Chief Financial Officer (principal financial officer)	February 5, 2010
Pamela J. Craig

Signature	Title	Date

/s/ Anthony G. Coughlan	Principal Accounting Officer and Controller (principal accounting officer)	February 5, 2010
Anthony G. Coughlan

/s/ Douglas G. Scrivner	Authorized U.S. Representative	February 5, 2010
Douglas G. Scrivner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Accenture plc 2010 Employee Share Purchase Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 5, 2010.

ACCENTURE PLC 2010 EMPLOYEE SHARE PURCHASE PLAN

By:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary, Accenture plc

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to the Company’s 8-K12B filed on September 1, 2009)

3.2	Certificate of Incorporation of Accenture plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to the Company’s 8-K12B filed on September 1, 2009)

4.1	Accenture plc 2010 Share Incentive Plan (incorporated by reference to Annex A of the definitive Proxy Statement of the Company on Schedule 14A filed on December 21, 2009)

4.2	Accenture plc 2010 Employee Share Purchase Plan (incorporated by reference to Annex B of the definitive Proxy Statement of the Company on Schedule 14A filed on December 21, 2009)

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the Class A ordinary shares being registered

23.1	Consent of KPMG LLP

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1)